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                                    EXHIBIT 5


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
           KNOXVILLE OFFICE                                                          DOWNTOWN OFFICE:
   900 SOUTH GAY STREET, SUITE 1700                REPLY TO:                          AMSOUTH CENTER
         KNOXVILLE, TN 37902               THE TOWER AT PEABODY PLACE        315 DEADERICK STREET, SUITE 2700
            (865) 521-6200                100 PEABODY PLACE, SUITE 950            NASHVILLE, TN 37238-3001
                                             MEMPHIS, TN 38103-2625                    (615) 742-6200
            MEMPHIS OFFICE                       (901) 543-5900
      THE TOWER AT PEABODY PLACE                                                     MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950              WWW.BASSBERRY.COM                    29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                                                    NASHVILLE, TN 37203-4322
            (901) 543-5900                                                             (615) 255-6161

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                                September 9, 2004



The Board of Directors of GTx, Inc.
3 North Dunlap, 3rd Floor
Van Vleet Building
Memphis TN 38103


         RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE DIRECTORS' DEFERRED COMPENSATION PLAN.


Ladies and Gentlemen:

         We have acted as counsel to GTx, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to certain shares of common stock, par value $.001 per share, of the Company (the "Common Stock") to be issued pursuant to the above referenced plan (the "Plan").

         In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, such agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

         As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plan have been duly authorized and, when issued, sold and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited in all respects to the laws of the State of Tennessee, the General Corporation Law of the State of Delaware ("Delaware General Corporation Law") and the federal laws of the United States of America, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. We are not rendering any opinion or providing any assurance as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. We are not licensed to practice law in the State of Delaware, and our opinion as to the Delaware General Corporation Law are based solely on our review of standard compilations of the official statutes of Delaware and without reference to its conflicts of law rules.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by the Company pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), and to the use of our name under the heading "Legal Opinions" in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.




         This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.




                                              Yours very truly,

                                              /s/ Bass, Berry & Sims PLC